EXHIBIT 10.32



                        OMEGA BANK, NATIONAL ASSOCIATION
                          SALARY CONTINUATION AGREEMENT


     THIS AGREEMENT is made this 1st day of March 2000 by and between OMEGA BANK, NATIONAL ASSOCIATION located in State College, Pennsylvania (the "Bank") and DANIEL WARFEL (the "Officer").

                                  INTRODUCTION

     To encourage the Officer to remain an employee of the Bank, the Bank is willing to provide salary continuation benefits to the Officer. The Bank will pay the benefits from its general assets. All or a portion of the benefits may be paid from the Omega Bank, National Association, Rabbi Trust Agreement dated March 1, 2000. This agreement shall be reviewed and updated by the Bank as appropriate on a periodic basis.

                                    AGREEMENT

     The Officer and the Bank agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

          1.12 "Annual Compensation" means the W-2 remuneration the Officer receives as salary, but before deductions authorized by the Officer or required by law to be withheld from the Officer by the Bank such as income taxes or Social Security taxes.



          1.13 "Change of Control" means any of the following:

               (D) Buyout. A transaction or series of transactions wherein the Bank is sold, either through the sale of a controlling interest in the Bank's voting stock or through the sale of substantially all of the Bank's assets, to a party not having a controlling interest in the Bank's voting stock on the date of execution of this Agreement.

               (E) Merger. A transaction or series of transactions wherein the Bank is combined with another business entity, and after which the persons who had owned, either directly or indirectly, a controlling interest in the Bank's voting stock on the date of execution of this Agreement own less than a controlling interest in the voting stock of the combined entity. For the purposes of this Agreement, the term "Merger" shall include any event or series of events as described in the immediately preceding sentence, whether or not the combined entity retains the name of the Bank, retains the name of the business entity that acquired a controlling interest in the Bank, or a new name is given to the combined entity.





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               (F) Substantial Change in Ownership. A transaction or series of transactions in which fifteen percent or more of the voting stock of the Bank is acquired by or for a person or business entity, either of which did not own, either directly or indirectly, a controlling interest in the voting stock of the Bank on the date that this Agreement was executed. The above shall not apply to stock purchased by the Employee Stock Ownership Plan ("ESOP") at Omega Bank, National Association.

          1.14 "Code" means the Internal Revenue Code of 1986, as amended.

          1.15 "Disability" means, if the Officer is covered by a Bank sponsored disability policy, total disability as defined in such policy without regard to any waiting period. If the Officer is not covered by such a policy, Disability means the inability to substantially perform the usual and regular duties performed by the Officer as an employee of the Bank. Such disability may be caused by either illness or injury and includes mental disabilities. For purposes of this agreement, the determination of the Officer's disability shall be made solely by the Board of Directors of the Bank without participation by the alleged disabled Officer. Such determination by the Board of Directors shall be final and conclusive on all parties hereto. As a condition to receiving any Disability benefits, the Bank may require the Officer to submit to such physical or mental evaluations and tests as the Bank's Board of Directors deems appropriate.

          1.16 "Early Retirement Age" means the Officer's 55th birthday.

          1.17 "Early Termination" means Termination of Employment before Early Retirement Age for reasons other than death, Disability or following a Change of Control.

          1.18 "Effective Date" means January 1, 2000.

          1.19 "Normal Retirement Age" means the Officer's 65th birthday.

          1.20 "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Employment.

          1.21 "Plan Year" means a twelve-month period commencing on January 1 and ending on December 31 of each year. The initial Plan Year shall commence on the effective date of this Agreement.

          1.22 "Termination of Employment" means that the Officer ceases to be employed by the Bank for any reason whatsoever, voluntary or involuntary, other than by reason of a leave of absence approved by the Bank.



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                                    ARTICLE 2
                                LIFETIME BENEFITS

          2.1 Normal Retirement Benefit. Upon Termination of Employment on or after the Normal Retirement Age for reasons other than death, the Bank shall pay to the Officer the benefit described in this Section 2.1 in lieu of any other benefit under this Agreement.

          2.1.3 Amount of Benefit. The annual benefit under this Section 2.1 is sixty-five percent (65%) of the Officer's average Annual Compensation for the highest five (5) calendar years, reduced by the following amounts:

               (c) Social Security. 50 percent of the estimated annual primary Social Security benefit to be paid at age 65;

               (d) 401(k) Plan. 100 percent of the estimated 15-year annuity that could be purchased with the Bank's matching contribution to the 401(k) Plan. The annuity is to be calculated using an annual interest rate equal to the 10-Year Treasury Note rate plus 150 basis points, compounded monthly; and

               (e) ESOP Plan. 100 percent of the estimated 15-year annuity that could be purchased with the Officer's balance in the Employee Stock Option Plan. The annuity is to be calculated using an annual interest rate equal to the 10-Year Treasury Note rate plus 150 basis points, compounded monthly.



          2.1.4 Payment of Benefit. The Bank shall pay the annual benefit to the Officer in 12 equal monthly installments payable on the first day of each month commencing with the month following the Officer's Normal Retirement Date. The annual benefit shall be paid to the Officer for 15 years. The Bank, in its sole and absolute discretion, may make a lump sum payment of this benefit at any time, calculating the present value of said benefit using a discount rate equal to the 10-Year U.S. Treasury Bill rate and monthly compounding.

          2.2 Early Termination Benefit. Upon Termination of Employment prior to Early Retirement Age for reasons other than death, Change of Control or Disability, the Bank shall not pay a benefit to the Officer under this Agreement.

          2.3 Early Retirement Benefit. Upon Termination of Employment on or after the Early Retirement Age and prior to the Normal Retirement Age for reasons other than death, Change of Control or Disability, the Bank shall pay to the Officer the benefit described in this Section 2.3 in lieu of any other benefit under this Agreement.

          2.3.1 Amount of Benefit. The benefit under this Section 2.3 is the dollar amount equal to the liability then accrued on the books of the Bank, which shall be reported to the Officer on an annual basis by the Bank.

          2.3.2 Payment of Benefit. The Bank shall pay the benefit to the Officer by calculating a fixed annuity payable in 180 equal monthly installments, crediting interest on the unpaid balance at an annual rate equal to the 10-Year Treasury Note rate plus 150



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     basis points, compounded monthly. The monthly installments shall be payable on the first day of each month commencing with the month following Early Retirement Age.

          2.4 Disability Benefit. If the Officer terminates employment due to Disability prior to Normal Retirement Age, the Bank shall pay to the Officer the benefit described in this Section 2.4 in lieu of any other benefit under this Agreement.

          2.4.2 Amount of Benefit. The annual benefit under this Section 2.4 is the Normal Retirement Benefit described in Section 2.1.1.

          2.4.2 Payment of Benefit. The Bank shall pay the annual benefit to the Officer in 12 equal monthly installments payable on the first day of each month commencing with the month following Normal Retirement Age. The annual benefit shall be paid to the Officer for 15 years.

          2.5 Change of Control Benefit. Upon a Change of Control and subsequent Termination of Employment of the Officer, or the Officer electing within three years of said Change of Control to terminate employment, the Bank shall pay to the Officer the benefit described in this Section 2.5 in lieu of any other benefit under this Agreement.

          2.5.4 Amount of Benefit. The annual benefit under this Section 2.5 is the Normal Retirement Benefit described in Section 2.1.1.

          2.5.5 Payment of Benefit. The Bank shall pay the annual benefit to the Officer in 12 equal monthly installments payable on the first day of each month commencing with the month following Normal Retirement Age. The annual benefit shall be paid to the Officer for 15 years. The Bank, in its sole and absolute discretion, may begin annual payments or make a lump sum payment of this benefit at any time, calculating the present value of said benefit using a discount rate equal to the 10-Year U.S. Treasury Bill rate and monthly compounding.

          2.5.6 Payment of Excise Tax. If payment of any benefit under this
     Article 5 results in an excise tax for the Officer under the excess parachute rules of Section 280G of the Code, the Bank shall increase this benefit to account for said excise tax and any tax thereon.

                                    ARTICLE 3
                                 DEATH BENEFITS

          3.1 Death During Active Service. If the Officer dies while in the active service of the Bank, the Bank shall pay to the Officer's beneficiary the benefit described in the Split Dollar Agreement and Endorsement attached as Addendum A between the Bank and the Officer.

          3.4 Death During Benefit Period. If the Officer dies after the benefit payments have commenced under this Agreement but before receiving all such payments, the Bank shall pay the remaining benefits to the Officer's beneficiary at the same time and in the same amounts they would have been paid to the Officer had the Officer survived.



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          3.5 Death After Termination of Employment But Before Benefit Payments
     Commence. If the Officer is entitled to benefit payments under this Agreement, but dies prior to the commencement of said benefit payments, the Bank shall pay the benefit payments to the Officer's beneficiary that the Officer was entitled to prior to death except that the benefit payments shall commence on the first day of the month following the date of the Officer's death.

                                    ARTICLE 4
                                  BENEFICIARIES

          4.1 Beneficiary Designations. The Officer shall designate a beneficiary by filing a written designation with the Bank. The Officer may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Officer and accepted by the Bank during the Officer's lifetime. The Officer's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Officer, or if the Officer names a spouse as beneficiary and the marriage is subsequently dissolved. If the Officer dies without a valid beneficiary designation, all payments shall be made to the Officer's estate.

          4.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incapacitated, or to a person incapable of handling the disposition of his or her property, the Bank may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incapacitated person or incapable person. The Bank may require proof of incapacity, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Bank from all liability with respect to such benefit.


                                    ARTICLE 5
                               GENERAL LIMITATIONS

          5.2 Termination for Just Cause. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not pay any benefit under this Agreement if the Bank terminates the Officer's employment for theft, fraud, embezzlement or willful misconduct causing significant property damage to the Bank or personal injury to another employee.

          5.2 Suicide or Misstatement. The Bank shall not pay any benefit under this Agreement if the Officer commits suicide within two years after the date of this Agreement, or if the Officer has made any material misstatement of fact on any application for life insurance purchased by the Bank.


                                    ARTICLE 6
                          CLAIMS AND REVIEW PROCEDURES

          6.1 Claims Procedure. The Bank shall notify any person or entity that makes a claim under this Agreement (the "Claimant") in writing, within 90 days of Claimant's written application for benefits, of his or her eligibility or noneligibility for benefits under the Agreement. If the Bank determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific




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     reference to the provisions of the Agreement on which the denial is based,
     (3) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of this Agreement's claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If the Bank determines that there are special circumstances requiring additional time to make a decision, the Bank shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional 90 days.


          6.2 Review Procedure. If the Claimant is determined by the Bank not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Bank by filing a petition for review with the Bank within 60 days after receipt of the notice issued by the Bank. Said petition shall state the specific reasons which the Claimant believes entitle him or her to benefits or to greater or different benefits. Within 60 days after receipt by the Bank of the petition, the Bank shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Bank verbally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Bank shall notify the Claimant of its decision in writing within the 60-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Claimant and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the 60-day period is not sufficient, the decision may be deferred for up to another 60 days at the election of the Bank, but notice of this deferral shall be given to the Claimant.


                                    ARTICLE 7
                           AMENDMENTS AND TERMINATION

     This Agreement may be amended or terminated only by a written agreement signed by the Bank and the Officer.


                                    ARTICLE 8
                                  MISCELLANEOUS

     8.1 Binding Effect. This Agreement shall bind the Officer and the Bank, and their beneficiaries, survivors, executors, successors, administrators and transferees.

     8.2 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Officer the right to remain an employee of the Bank, nor does it interfere with the Bank's right to discharge the Officer. It also does not require the Officer to remain an employee nor interfere with the Officer's right to terminate employment at any time.

     8.9 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

     8.10 Reorganization. The Bank shall not merge or consolidate into or with another Bank, or reorganize, or sell substantially all of its assets to another Bank, firm, or person unless such succeeding or continuing Bank, firm, or person agrees to assume and discharge the obligations of the Bank under this Agreement. Upon the occurrence of such event, the term "Bank" as used in this Agreement shall be deemed to refer to the successor or survivor Bank.




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     8.11 Tax Withholding. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

     8.12 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of Pennsylvania, except to the extent preempted by the laws of the United States of America.

     8.13 Unfunded Arrangement. The Officer and beneficiary are general unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Officer's life is a general asset of the Bank to which the Officer and beneficiary have no preferred or secured claim, however, any insurance policy may be held in the Omega Bank, National Association, Rabbi Trust Agreement dated March 1, 2000 and subject to the terms and conditions of said trust.

     8.14 Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Officer as to the subject matter hereof. No rights are granted to the Officer by virtue of this Agreement other than those specifically set forth herein.

     8.10 Administration. The Bank shall have powers which are necessary to administer this Agreement, including but not limited to:

          (e) Interpreting the provisions of the Agreement;

          (f) Establishing and revising the method of accounting for the Agreement;

          (g) Maintaining a record of benefit payments; and

          (h) Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

     8.10 Named Fiduciary. The Bank shall be the named fiduciary and plan administrator under this Agreement. It may delegate to others certain aspects of the management and operational responsibilities including the employment of advisors and the delegation of ministerial duties to qualified individuals.

     IN WITNESS WHEREOF, the Officer and the Bank have signed this Agreement.

OFFICER:                                BANK:
                                        OMEGA BANK, NATIONAL ASSOCIATION

__________________________________       BY  ___________________________________
DANIEL WARFEL                                ROBERT A. SZEYLLER
                                         TITLE  ________________________________
                                                Chairman, Compensation Committee


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                             BENEFICIARY DESIGNATION

                        OMEGA BANK, NATIONAL ASSOCIATION
                          SALARY CONTINUATION AGREEMENT

                                  DANIEL WARFEL

I designate the following as beneficiary of any death benefits under this Salary Continuation Agreement:

Primary:  Mary Lou Warfel - wife
        ________________________________________________________________________

________________________________________________________________________________

Contingent:  Christopher Todd Warfel and Gregory Scott Warfel - shared equally
           _____________________________________________________________________

________________________________________________________________________________


NOTE: TO NAME A TRUST AS BENEFICIARY, PLEASE PROVIDE THE NAME OF THE TRUSTEE(S)
      AND THE EXACT NAME AND DATE OF THE TRUST AGREEMENT.

I understand that I may change these beneficiary designations by filing a new written designation with the Bank. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.


Signature   ______________________________
                   Daniel L. Warfel

Date            March 1, 2000
    ______________________________________


Accepted by the Bank this 26th day of April 2000.


By  ____________________________________
          Dennis Hampton

Title  __________________________________
          Sr. Vice President





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